As filed with the Securities and Exchange Commission on October 20, 2003

Registration No. 333-69724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2487834 (I.R.S. Employer Identification No.)

One Dell Way
Round Rock, Texas 78682
(Address of principal executive offices, including zip code)

DELL COMPUTER CORPORATION DEFERRED
COMPENSATION PLAN
(Full title of the Plan)

Thomas B. Green Senior Vice President, Law and	Copies to:
Administration Dell Inc. One Dell Way Round Rock, Texas 78682 (512) 338-4400 (Name, address and telephone number, including area code, of agent for service)	Thomas H. Welch, Jr. Vice President — Legal Dell Inc. One Dell Way Round Rock, Texas 78682

Dell Inc., a Delaware corporation (formerly known as Dell Computer Corporation) (the “Company”), previously filed a registration statement on Form S-8 (File No. 333-69724) for the purpose of registering 500,000 shares of its common stock to be issued under the Dell Computer Corporation Deferred Compensation Plan (the “Plan”). The Company is filing this Post-Effective Amendment to that registration statement to deregister any and all remaining unsold shares of common stock covered by such registration statement as of the date hereof. The Company has ceased offering securities under the Plan and no additional securities will be issued thereunder.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 promulgated thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on October 16, 2003.

DELL INC.

By:	/s/ THOMAS B. GREEN

Thomas B. Green, Senior Vice President, Law and Administration, as Agent for Service

     The Plan. Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 promulgated thereunder, the Dell Computer Corporation Deferred Compensation Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on October 16, 2003.

DELL COMPUTER CORPORATION DEFERRED COMPENSATION PLAN

By:	/s/ THOMAS B. GREEN

Thomas B. Green, as Agent for Service

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